SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 20, 2003


                            mPHASE TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)





           New Jersey                   000-24969                22-2287503
(State or Other Jurisdiction of  (Commission File Number)       (IRS Employer
         Incorporation)                                      Identification No.)





                  587 Connecticut Ave., Norwalk, CT 06854-0566
               (Address of Principal Executive Offices) (ZIP Code)





       Registrant's telephone number, including area code: (203) 838-2741



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)





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Item 5.       Other Events.

     mPhase Technologies, Inc. issued a press release on February 20, 2003 regarding the announcement that mPhase is teaming up with Lucent Technologies to create an improved system for the delivery of digital television over DSL, a copy of which is attached as Exhibit 99.1 hereto. The press release is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) and (b) Not Applicable

     (c) Exhibit. The following exhibit is filed with this report:
         -------

     99.1 Press Release, dated February 20, 2003, of mPhase Technologies, Inc.

                         [Signature on following page.]


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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             mPHASE TECHNOLOGIES, INC.




                                             By:  /s/ MARTIN S. SMILEY
                                                  --------------------
                                                   Martin S. Smiley
                                                   Executive Vice President,
                                                   Chief Financial Officer and
                                                   General Counsel

Date:  February 20, 2003


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                                  EXHIBIT INDEX
                                  -------------


Exhibit     Description
-------     -----------

99.1        Press Release, dated February 20, 2003, of mPhase Technologies, Inc.

                                      99.1

    mPhase and Lucent Team, Creating a Hybrid, Best-In-Class Television over
                     DSL Solution Business/High Tech Editors

NORWALK,Conn.--(BUSINESSWIRE)--February20,2003

mPhase Technologies, Inc. (OTC BB: XDSL), the leading designer of innovative solutions for the delivery of broadcast digital television and high-speed data solutions over copper wires, announced that it is teaming with Lucent Technologies to deliver a cost-effective and best-in-class video over DSL solution. Combining mPhase's unique approach to the delivery of television over DSL with Lucent's industry leading broadband platform, the Stinger(R) DSL Access Concentrator, results in a high quality-of-service hybrid solution with dramatic reductions in per port expense.

The combined Lucent-mPhase solution will consist of three key elements: 1) mPhase's digital set top box which was recently refined by Lucent Technologies' Bell Labs; 2) Lucent's Stinger(R) DSL Access Concentrator as the transport mechanism; and 3) mPhase's Traverser(TM) Broadcast Television Switch (BTS) which provides video networking intelligence to effectively enable video services over a DSL infrastructure.

This development marks a significant strategy shift for mPhase. Historically, the Company has marketed its proprietary, end-to-end solution, which included its own Access Shelf as the transport. However, migrating to a modular Broadcast Television Switch utilizing the Stinger for transport allows mPhase to capitalize upon the cost efficiencies already achieved in the Stinger. The business model for TV over DSL is even further improved given the cost-reduction efforts just completed on the set top box. This combined solution makes television over DSL economically viable anywhere in the world. Lucent Technologies' research and development arm, Bell Labs, was contracted to design the mPhase BTS. The BTS has essentially the same video networking intelligence as the Traverser Access Shelf, and is responsible for video related functionality such as demuxing and mapping of MPEG 2 bitstreams, video subscriber management, video content management, and billing information. Development efforts on this product have already begun and a prototype will be available in the Spring of this year.

The Stinger(R) DSL Access Concentrator is industry leading, carrier-class network equipment that has a proven record of reliability and maintainability in the field. There are over 4M ports of the Stinger deployed in over 20 countries around the globe. The industry-leading ingress bandwidth of the Stinger platform makes it uniquely suitable for the delivery of television services.

mPhase intends to market this hybrid solution to telephone companies around the globe. In particular, to telcos located in countries where the amount of coaxial cable infrastructure is limited and where consumers lack options for multi-channel television services. "We believe this hybrid approach to delivering television services is unparalleled. It provides the stability of mPhase's unique approach to delivering TV combined with an industry standard and proven transport system." commented Ron Durando, President and CEO of mPhase.

AboutmPhaseTechnologies,Inc.

mPhase Technologies Inc. develops solutions for cost-effectively and reliably transmitting broadcast digital television, high-speed Internet access and traditional telephone service over existing copper telephone lines via its flagship product, the Traverser(TM) Digital Video and Data Delivery System (DVDDS). mPhase also offers a growing line of innovative DSL component products, such as the IPOTS, designed to help service providers lower the provisioning and operating costs associated with DSL. Additionally, through its subsidiary


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company,  mPhaseTelevision,  the Company  provides a turnkey digital  television package, including a full compliment of television programming to service provides utilizing video over DSL.

More information is available at the mPhase Web site at www.mPhaseTech.com, or by calling 877.674-2738. Investors may obtain additional information and subscribe to investor services by referring to the Investor Information section at the mPhase Web site or by calling Brittany Raymond of the Investor Relations Department at 203/854-1348.

         Contact Information:

         mPhase Technologies, Inc.

         Jennifer Silcott, Director of Marketing

         Phone: 203.831.2208

         Email:  Jsilcott@mphasetech.com